Exhibit 3.131

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

1.	The name of the proposed corporation is ARAMARK SERVICES MANAGEMENT OF SC, INC.

2.	The initial registered office of the corporation is c/o C T CORPORATION SYSTEM,

75 Beattie Pl., Two Insignia Financial Plaza, Greenville, Greenville, 29601

                              City                                    County                             Zip Code

and the initial registered agent as such address is C T CORPORATION SYSTEM

3.	The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable

a. ☒ If the corporation is authorized to issue a single class of shares, the total number of shares authorised is 1,000 .

b. ☐ The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

4.	The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)): .

5.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See §33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

/s/ illegible
SECRETARY OF STATE OF SOUTH CAROLINA

6.	The name and address of each incorporator is as follows (only one is required);

Name	Address	Signature
Lilly Dorsa,	1101 Market St., Phila., PA 19107

7.	I, Charles E. McDonald Jr., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Dated 12/17/98

/s/ Charles E. McDonald Jr.
(Signature)

Charles E. McDonald Jr.
(Type or Print Name)

Address: 75 Beattie Place
Two Insignia Financial Plaza
Greenville, SC 29601

FILING INSTRUCTIONS

1.	Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Schedule of Fees – payable at time of filing this document.

Fee for filing Application – payable to Secretary of State	$10.00
Filing Tax – Payable to Secretary of State	100.00
Minimum License Fee – payable to SC Tax Commission	25.00

4.	THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS (See § 12-19-20), AND A CHECK IN THE AMOUNT OF $25.00 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.